PRO FORMA CONDENSED
                             STATEMENT OF OPERATIONS

                    For the Fiscal Year Ended April 30, 1996


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                                          Environmental   Clean Green
                                           Technologies    Packing of                   Pro Forma
                                            USA, Inc.     Minnesota Inc.
                                        and Subsidiaries   (unaudited)       Adjustments           Combined
                                         -----------       -----------       -----------          -----------
Net Sales                                $ 1,873,725       $(1,392,881)          $   -            $   480,844
Cost of Product Sold                       1,755,496          (937,259)              -                818,237
                                         -----------       -----------       -----------          -----------
     Gross Profit                            118,229          (455,622)              -               (337,393)


Research and Product Development Costs     1,058,167           (30,048)        1,028,119
General, Administrative and Selling        3,437,834          (739,985)          179,858(a)         2,877,707
                                         -----------       -----------       -----------          -----------
     Operating (Loss)                     (4,377,772)          314,411          (179,858)          (4,243,219)

Interest Expense                             (38,842)          (33,139)              -                (71,981)
Other Income                                   8,913               (12)              -                  8,901
                                         -----------       -----------       -----------          -----------

     Net (Loss)                          $(4,407,701)          281,261          (179,858)          (4,306,298)
                                         ===========       ===========       ===========          ===========




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